SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported):  March 23, 1998


                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)


                                  Kentucky
               (State or other jurisdiction of incorporation)

         1-2918                                              61-0122250
(Commission File Number)                                   (I.R.S. Employer
                                                           Identification No.)


 1000 Ashland Drive, Russell, Kentucky                           41169
 (Address of principal executive offices)                     (Zip Code)


 P.O. Box 391, Ashland, Kentucky                                 41114
          (Mailing Address)                                    (Zip Code)


    Registrant's telephone number, including area code (606) 329-3333



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    Item 5.  Other Events

         On March 23, 1998, Arch Coal, Inc. (Arch Coal) announced that it had executed definitive agreements whereby Arch Coal would acquire Atlantic Richfield Company's (ARCO) Colorado and Utah coal operations and simultaneously combine the acquired operations and Arch Coal's
    Wyoming operations with ARCO's Wyoming operations in a new joint venture called Arch Western Resources LLC (Arch Resources). Arch Resources will be 99% owned by Arch Coal and 1% owned by ARCO, and will be managed by Arch Coal. The transaction is valued at approximately $1.14 billion.
         The transaction is expected to close sometime in the second quarter of 1998. Consummation of the transaction is conditioned upon obtaining all necessary governmental and regulatory consents and other customary conditions. The boards of directors of Arch Coal and ARCO have approved the transaction. The Registrant owns approximately 55% of Arch Coal's issued and outstanding shares. The foregoing summary of the attached press release is qualified in its entirely by the complete text of such document, a copy of which is attached hereto.
Item 7.  Financial Statements and Exhibits

    (c)  Exhibits
         99.1     Press Release dated March 23, 1998.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              ASHLAND INC.
                                             (Registrant)


                                                  /s/ Thomas L. Feazell
                                             ---------------------------------
    Date:  March 23, 1998                    Name:     Thomas L. Feazell
                                             Title:    Senior Vice President,
                                                       General Counsel and
                                                       Secretary

                               Exhibit Index

            Exhibit No.

         99.1     Press Release dated March 23, 1998.